SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2004

                        Commission File Number: 000-31567

                           Rapid Bio Tests Corporation
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               35-0511303
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(State or other jurisdiction of           (I.R.S. Employer Identification  No.)
incorporation or organization)

5409 Ivy Street, Springfield, Oregon                                      97478
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(Address of principal executive offices)                             (Zip Code)




                                  (541)686.5989
                                  -------------
              (Registrant's Telephone Number, Including Area Code)









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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On June 30, 2004, Dr. Geoffrey V.F. Seaman, the chief executive officer of Rapid Bio Tests Corporation, a Nevada corporation (the "Registrant") and one of its directors passed away. On July 8, 2004, Margaret Seaman, Dr. Seaman's widow, was appointed as one of our directors.

Margaret Seaman, 63, was appointed as a director on July 8, 2004. She is presently serving on the board of directors of Western Biomedical Research, a private company. From June 2003 to the present, the Registrant has contracted with Ms. Seaman to perform services in the areas of operations planning, human resources assessment, office managerial services, and bookkeeping duties as directed by the Registrant's management. Ms. Seaman also acted as executive assistant to Geoffrey Seaman, our former Chief Executive Officer and Chairman of the Board of Directors. During that period, her duties included compiling technology prospects for review by the Registrant as well as compiling information for review for various funding initiatives. From June 2002 to June 2003, Ms. Seaman acted as Executive Assistant to Geoffrey Seaman, prior his joining the Registrant's management. Since 2001, Ms. Seaman has also been a member of the Board of Directors of Elder Research Corporation, a private company. Elder Research Corporation is an innovative engine design company where Ms. Seaman also acted as a member of the Executive Committee and was in charge of human resources for that company. From 1982 to 1985, Ms. Seaman was on the board of directors, Interfacial Dynamics Corporation, a private company, that made medical diagnostic test kits. From 1985 to 2001, Ms. Seaman was not employed outside the home. Ms. Seaman is not an officer or director of any other reporting company.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      Rapid Bio Tests Corporation

July 16, 2004                By:      /s/ Paul Hemmes
                                      -----------------------------------
                                      Paul Hemmes
                                      Acting Chief Executive Officer